UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 9, 2016

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 9, 2016, Exar Corporation (“Exar”) completed the previously announced sale of 100% of the issued and outstanding shares of Integrated Memory Logic Limited (“iML”), a Cayman Islands exempt company and a wholly owned subsidiary of Exar, pursuant to the terms of that certain Share Purchase Agreement (the “Purchase Agreement”) with Beijing E-town Chipone Technology Co., Ltd. (the “Buyer”), a limited liability company of the People’s Republic of China, and solely for the purposes of Article 13 and Article 14 of the Purchase Agreement, Beijing E-Town International Investment & Development Co., Ltd., and Chipone Technology Co., Ltd. iML is a leading provider of power management and color calibration solutions for the flat-panel display and LED lighting markets. Pursuant to the Purchase Agreement, Exar sold to Buyer 100% of the issued and outstanding shares of iML for $136,000,000, payable in cash, and adjusted for iML’s cash and debt at closing and other adjustments for fluctuations in working capital. The cash paid at closing and received by Exar was $144.5 million. This amount included $15.0 million for iML’s cash transferred at closing, was net of $1.5 million for fluctuations in working capital, and excluded $5.0 million which is being held in escrow subject to customary adjustments after closing. On November 9, 2016, Exar announced information regarding the foregoing matters in a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with the guidance in Accounting Standards Codification (“ASC”) 205-20 Presentation of Financial Statements – Discontinued Operations and ASC 360 Property, Plant & Equipment, Exar classified the assets, liabilities, operations and cash flows from iML as discontinued operations for all periods presented in its unaudited condensed consolidated financial statements in its Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2016, as filed on November 4, 2016.

In addition, Exar has filed with this Current Report on Form 8-K a pro forma condensed consolidated statement of operations for the fiscal years ended March 27, 2016 and March 29, 2015, as though the sale of iML had occurred as of the beginning of the earliest period presented or on the date when Exar acquired IML if later than the beginning of earliest period presented which June 3, 2015 when Exar acquired iML. The unaudited pro forma condensed consolidated financial information for the fiscal year ended March 30, 2014 is excluded from the pro forma financial information as iML was acquired subsequent to the end of fiscal 2014, therefore the operating results for iML were not included in Exar’s consolidated financial results for that period. Additionally, Exar has filed a pro forma condensed consolidated balance sheet as of October 2, 2016, which reflect its results as though the sale had occurred on October 2, 2016. Pro forma adjustments are described in the accompanying notes to the unaudited pro forma financial information and are based upon information available at the time of preparation and reflect certain assumptions that Exar believes are reasonable under the circumstances. Accordingly, the pro forma adjustments reflected in the unaudited pro forma financial information are preliminary and subject to revision and the actual amounts ultimately reported could differ from these estimates. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the operating results or financial position that would be achieved had Exar’s sale of iML been consummated on the dates indicated and should not be construed as being representative of Exar’s future results of operations or financial position.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The following pro forma financial statements are filed with this Current Report on Form 8-K:

Pro forma condensed consolidated balance sheets as of October 2, 2016,

Pro forma condensed consolidated statements of operations for the years ended March 27, 2016 and March 29, 2015

Notes to pro forma financial statements

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Exar Corporation, dated November 9, 2016

EXAR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	As Reported			Pro forma
	October 2,	Proforma		October 2,
	2016 (a)	Adjustments		2016
ASSETS
Current assets:
Cash and cash equivalents	$96,382	$125,187	Note 2(a)	$221,696
Accounts receivable (net of allowances of $977)	15,693	-		15,693
Accounts receivable, related party (net of allowances of $377)	3,184	-		3,184
Inventories	23,245	-		23,245
Other current assets	2,000	-		2,000
Assets held for sale	89,745	(89,745)	Note 2(a)	-
Total current assets	230,249	35,569		265,818
Property, plant and equipment, net	4,984	-		4,984
Goodwill	31,613	-		31,613
Intangible assets, net	10,307	-		10,307
Other non-current assets	972	5,000	Note 2(a)	5,972
Total assets	$278,125	$40,442		$318,694

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,200	$-		$7,200
Accrued compensation and related benefits	2,839	-		2,839
Deferred income and allowances on sales to distributors	3,017	-		3,017
Deferred income and allowances on sales to distributor, related party	3,357	-		3,357
Other current liabilities	11,800	-		11,800
Liabilities held for sale	7,376	(7,376)	Note 2(a)	-
Total current liabilities	35,589	(7,376)		28,213
Long-term lease financing obligations	428	-		428
Other non-current obligations	4,094	-		4,094
Total liabilities	40,111	(7,376)		32,735

Commitments and contingencies

Stockholders’ equity:
Common stock, $.0001 par value; 100,000,000 shares authorized; 50,088,632 shares outstanding	5	-		5
Additional paid-in capital	542,724	-		542,724
Accumulated deficit	(304,715)	47,818	Note 2(b)	(256,770)
Total stockholders’ equity	238,014	47,818		285,959
Total liabilities and stockholders’ equity	$278,125	$40,442		$318,694

(a) As reported in the Company's Form 10-Q for the quarterly period ended October 2, 2016, as filed November 4, 2016.

EXAR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Fiscal Year Ended March 27, 2016

(in thousands, except per share data)

		Proforma
		Adjustments
	As Reported (b)	(Note 3)	Pro forma
Sales:
Net sales	$113,587	$(47,788)	$65,799
Net sales, related party	35,791	-	35,791
Total net sales	149,378	(47,788)	101,590

Cost of sales:
Cost of sales	64,662	(25,047)	39,615
Cost of sales, related party	15,929	-	15,929
Amortization of purchased intangible assets and inventory step-up	9,884	(7,457)	2,427
Restructuring charges and exit costs	845	(106)	739
Proceeds from legal settlement	(1,500)	-	(1,500)
Total cost of sales	89,820	(32,610)	57,210

Gross profit	59,558	(15,178)	44,380

Operating expenses:
Research and development	31,403	(9,534)	21,869
Selling, general and administrative	39,235	(7,785)	31,450
Restructuring charges and exit costs, net	3,646	(412)	3,234
Impairment of intangibles	1,807	(1,807)	-
Total operating expenses, net	76,091	(19,538)	56,553

Loss from operations	(16,533)	4,360	(12,173)

Other income and (expense), net:
Interest income and other, net	34	(20)	14
Interest expense	(212)	10	(202)
Total other income and (expense), net	(178)	(10)	(188)

Loss before income taxes	(16,711)	4,350	(12,361)

Provision for (benefit from) income taxes	(685)	(4,926)	(5,611)
Net loss	$(16,026)	$9,276	$(6,750)

Net loss per share to common stockholders:
Basic	$(0.33)		$(0.14)
Diluted	$(0.33)		$(0.14)

Shares used in the computation of net loss per share:
Basic	48,240		48,240
Diluted	48,240		48,240

(b) As reported in the Company's Form 10-K for the fiscal year ended March 27, 2016, as filed May 27, 2016.

EXAR CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Fiscal Year Ended March 29, 2015

(in thousands, except per share data)

		Proforma
		Adjustments
	As Reported (b)	(Note 3)	Pro forma
Sales:
Net sales	$125,791	$(48,822)	$76,969
Net sales, related party	36,259	-	36,259
Total net sales	162,050	(48,822)	113,228

Cost of sales:
Cost of sales	71,139	(24,184)	46,955
Cost of sales, related party	14,359	-	14,359
Amortization of purchased intangible assets and inventory step-up	11,740	(6,102)	5,638
Impairment of intangible assets	8,367	-	8,367
Restructuring charges and exit costs	7,597	-	7,597
Warranty reserve	(1,078)	-	(1,078)
Total cost of sales	112,124	(30,286)	81,838

Gross profit	49,926	(18,536)	31,390

Operating expenses:
Research and development	37,181	(7,631)	29,550
Selling, general and administrative	43,758	(6,862)	36,896
Merger and acquisition costs	7,348	-	7,348
Restructuring charges and exit costs, net	4,589	(534)	4,055
Impairment of intangibles	4,456	-	4,456
Net change in fair value of contingent consideration	(4,343)	-	(4,343)
Total operating expenses, net	92,989	(15,027)	77,962

Income (loss) from operations	(43,063)	(3,509)	(46,572)

Other income and (expense), net:
Interest income and other, net	571	(491)	80
Interest expense	(1,082)	(70)	(1,152)
Impairment of long-term investment	(544)	-	(544)
Total other income and (expense), net	(1,055)	(561)	(1,616)

Income (loss) before income taxes	(44,118)	(4,070)	(48,188)

Provision for income taxes	889	(246)	643
Net income (loss)	(45,007)	(3,824)	(48,831)
Less: Net loss attributable to non-controlling interests	37	(37)	-
Net income (loss) attributable to Exar Corporation	$(44,970)	$(3,861)	$(48,831)

Net income (loss) per share to common stockholders:
Basic	$(0.95)		$(1.03)
Diluted	$(0.95)		$(1.03)

Shares used in the computation of net income (loss) per share:
Basic	47,253		47,253
Diluted	47,253		47,253

(b) As reported in the Company's Form 10-K for the fiscal year ended March 27, 2015, as filed May 27, 2016.

Notes to Unaudited Pro Forma Financial Information

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information presented here is based on the historical consolidated financial information of the Company, as previously provided in or derived from filings with the SEC. The unaudited pro forma condensed consolidated balance sheet assume the Transaction was consummated as of October 2, 2016. The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended March 27, 2016 and March 30, 2015 assumes the Transaction was consummated on June 3, 2015, the date when Exar acquired iML.

2. Unaudited Pro Forma Condensed Consolidated Balance Sheet Information

The following adjustments to the condensed consolidated balance sheet as of October 2, 2016, reflect the sale of the iML pursuant to the final Sale and Purchase Agreement dated June 1, 2016, net of transaction costs, as though the sale occurred on October 2, 2016.

(a)	The below table reflects the receipt of proceeds, net of transaction costs, for the sale of iML as of October 2, 2016.

Amount
Total consideration	$136,000
Amount withheld in escrow account	(5,000)
Adjustment for the shortfall of working capital	(4,000)
Payments of transaction costs	(1,813)
Net cash received upon completion of transaction	$125,187

(b)	The pro forma effect of the sale of iML on the October 2, 2016 balance sheet, as reported in our Form 10-Q for that period, results in a gain of $47.8 million, net of immaterial tax impact.

Amount
Total consideration, net of cash acquired	$136,000
Adjustment for the shortfall of working capital	(4,000)
Transaction costs	(1,813)
Net assets of iML	(82,369)
Net gain	$47,818

3. Unaudited Pro Forma Condensed Consolidated Statements of Operations

The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended March 27, 2016 include adjustments made to historical financial information which assumes the Transaction was consummated on March 30, 2015 and the fiscal year ended March 29, 2015 assumes the Transaction was consummated on June 3, 2015, the date when Exar acquired iML. These adjustments reflect the elimination of the results of operations of iML as a result of the Transaction. The unaudited pro forma condensed consolidated financial information does not include the impact of the gain on the Transaction in any of the periods presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)
Date: November 15, 2016	/s/ Keith Tainsky
Keith Tainsky
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Exar Corporation, dated November 9, 2016